UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 4, 2009

CHINA OPPORTUNITY ACQUISITION CORP.
 (Exact Name of Registrant as Specified in Charter)

Delaware	000-52355	20-5331360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Tice Boulevard., Woodcliff Lake, New Jersey	07677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-930-8900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Through the close of business on March 4, 2009, China Opportunity Acquisition Corp. (the “Registrant”) entered into agreements to purchase 1,406,050 of the shares of its common stock sold in its initial public offering (“Public Shares”) in privately negotiated transactions from six stockholders who would otherwise vote against the Registrant’s proposed merger described in its proxy statement/prospectus dated February 17, 2009 for an aggregate of $8,499,363.  Pursuant to such agreements, the holders have agreed to give the Registrant’s management proxies to vote their Public Shares in favor of the merger proposal, which will revoke prior proxies voted against the proposal.  It is expected that further such agreements will be entered into prior to the special meeting of stockholders on similar terms.   The closing of such purchases will be effected by Golden Green Enterprises Limited (“BVICo”) after the closing of the merger and would be paid for with funds that are presently in the Registrant’s trust account and will become funds of BVICo as a result of the merger.  Such shares would represent approximately 20.4% of the Registrant’s Public Shares.

The number of the Registrant’s Public Shares that could be acquired by the Registrant, when added to the number of Public Shares owned by Harry Edelson and associates of Mr. Edelson who will vote in favor of the merger, would constitute more than 60% of the total number of Public Shares.  Consequently, if all such purchases were effected, fewer than 40% of the Public Shares could be voted against the merger and converted into cash and the merger proposal would be approved.  See the section of the proxy statement/prospectus entitled “Summary of the Proxy Statement/Prospectus – Interests of the Registrant’s Directors and Officers and Others in the Merger” for a description of the benefits that would accrue to such persons as a result of the approval of the merger proposal.

As of March 4, 2009, the only holder of more than 5% of the outstanding shares of common stock of the Registrant (based on filings on Schedule 13D or Schedule 13G) that has entered into an agreement to sell its shares is Bulldog Investors, which will receive approximately $3,083,000 upon completion of its sale.  See the section of the proxy statement/prospectus entitled “Beneficial Ownership of Securities.”

The Registrant believes that the agreements with the holders to enable the Registrant’s management to vote in favor of the merger proposal in return for the commitment that their Public Shares would be purchased upon closing of the merger is the most cost-effective method to achieve approval of the merger proposal.  Accordingly, as of the date of this Current Report, none of the other arrangements described in the proxy statement/prospectus for the acquisition of Public Shares or to provide incentives to holders of Public Shares to vote in favor of the merger proposal is expected to be utilized, although it may still become necessary to do so.  See the section of the proxy statement/prospectus entitled “Summary of the Proxy Statement/Prospectus – Actions That May Be Taken to Secure Approval of the Registrant’s Stockholders.”

Item 8.01. Other Events.

Postponement of Special Meeting

The board of directors of the Registrant has postponed the special meeting of stockholders scheduled to be held on March 10, 2009 until March 13, 2009.  The postponed meeting will be held at the offices of Graubard Miller, counsel to the Registrant, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174 at 10:00 on March 13, 2009.  This has been done to provide adequate time for the dissemination of the supplement to the proxy statement/prospectus dated March 6, 2009 and to give the Registrant and BVICo additional time to put the closing arrangements for their merger into place.  It is anticipated that the closing of the merger transaction, if the merger proposal is approved by the Registrant’s stockholders, will occur on March 17, 2009.

Funding Changes

At the time the merger agreement relating to the merger between the Registrant and BVICo was signed, the shareholders of BVICo contemplated that, prior to or concurrently with the closing of the merger, they would fund BVICo with sufficient capital for it, in turn, to fund its wholly owned subsidiary, Wealth Rainbow Development Limited (“HKCo”), so that HKCo could pay the purchase price owed by HKCo to the former holders of the registered capital of Henan Green Complex Materials Co. Ltd (“Ge Rui”) for such capital.  Notwithstanding that such payment has not yet been made, HKCo is the current owner of all of the registered capital of Ge Rui.  HKCo’s ownership is subject to possible revocation of the authority granted by agencies in the People’s Republic of China for the purchase if the purchase price is not paid in the time period provided for in the grant of authority.  Such time period will expire on October 29, 2009, but may be extended by the provincial bureau of commerce.

The shareholders of BVICo have advised the Registrant that the financing arrangements for them to obtain the funds that will ultimately be used to pay the purchase price for the Ge Rui registered capital will not be completed before March 20, 2009, the date that the Registrant’s corporate existence will terminate if the merger is not completed by then.  As HKCo is the actual holder of the registered capital of Ge Rui and is presently entitled to all of the economic and other benefits of such ownership, the Board of Directors of the Registrant has determined to proceed with the merger under such circumstances. Based on assurances from the BVICo shareholders, the Registrant board believes that the necessary funding arrangements will be completed in sufficient time to avoid the possibility of revocation of the governmental authority. Completion of the merger will prevent the liquidation of the Registrant, which the board believes is in the best interests of the Registrant and its stockholders.  The BVICo shareholders have agreed to indemnify the Registrant and its shareholders against any losses they would incur if the authority were to be revoked as a result of the payment not being made in a timely manner and HKCo is deprived of the ownership of the registered capital of Ge Rui.

Risks Resulting from Funding Changes

Completing the merger under the revised funding circumstances presents the risk that the BVICo shareholders will not be able to provide the funds that will be used by HKCo to make the required payment to the former holders of the registered capital of Ge Rui in a timely manner.  In such a case, the authority granted to HKCo to make the purchase could be revoked and HKCo would no longer have any economic or other ownership rights to Ge Rui.  This would leave BVICo with no operating assets and BVICo would likely lose both its value as a holding company and the investment value of its stockholders, including those who were formerly stockholders of the Registrant.  Although the BVICo shareholders have agreed to indemnify the Registrant and its stockholders in such event, there is no assurance that they could or would honor such guaranty or that legal action brought to enforce the rights of the Registrant and its stockholders under the indemnity would ultimately be successful or enforceable.  See the section in the proxy statement/prospectus entitled “Summary of the Proxy Statement/Prospectus – Enforceability of Civil Liabilities Against Non-U.S. Persons.”

Address Correction

The proxy statement/prospectus contains a typographical error in the spelling of the street name of BVICo’s address.  The correct address is No. 69 Huaibei Street, Longhai Middle Road, Henan, China.

Foreign Private Issuer Status

Subsequent to the merger, BVICo will be a “foreign private issuer” under the United States securities laws because (a) a majority of its officers and directors will not be United States citizens or residents, (b) a majority of its assets will be located outside of the United States and (c) its principal business operations will be conducted outside of the United States.  As a foreign private issuer, BVICo’s will have reporting and disclosure requirements under the securities laws that are less stringent than those that would apply if BVICo were not a foreign private issuer.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit	Description

10.1	Representative Form of Stock Purchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2009

CHINA OPPORTUNITY ACQUISITION CORP.

By:	/s/ Harry Edelson
Name: Harry Edelson
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Representative Form of Stock Purchase Agreement.